EXHIBIT 3.2

BYLAWS
OF
THE HEALING COMPANY INC.,
a Nevada corporation

ARTICLE I
OFFICES

Section 1.1 Registered Office. In accordance with the applicable provisions of the Nevada Revised Statutes (“NRS”), including, without limitation, NRS 78.090, the registered office of The Healing Company Inc., a Nevada corporation (the “Corporation”), shall be maintained at such place within the State of Nevada as the Corporation’s board of directors (the “Board of Directors”) shall determine from time to time.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.1 Place of Meetings. Subject to Section 2.2 below, all meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be determined by the Board of Directors in its sole discretion. The place of each such meeting shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.2 Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in any manner permitted by Nevada law. Such means of remote communication include participation by telephone conference or similar method of communication so long as the Corporation has implemented reasonable measures (i) to verify the identity of each person participating through such means as a stockholder and (ii) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings. Participation in such meeting shall constitute presence in person at the meeting.

Section 2.3 Annual Meeting. The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors and designated in the notice thereof. A majority of the Board of Directors shall have authority to set the agenda for the annual meeting and to establish the deadline by which requests for the addition of items to the agenda shall be received. A majority of the Board of Directors may grant such requests. At the annual meeting, the stockholders shall elect, by a plurality vote, members of the Board of Directors (each such member, a “Director” and collectively, the “Directors”) and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Section 2.11 of these Bylaws (as amended from time to time in accordance with the terms hereof, and in accordance with the Corporation’s Articles of Incorporation as then in effect and applicable law, the “Bylaws”) and NRS 78.320, an annual meeting of stockholders shall not be required to be called or held for such year for such purpose, but the Board of Directors may call and notice an annual meeting for any other purpose or purposes.

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Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote for the election of Directors of the Corporation, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present.

The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication as permitted under Section 2.2 above, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders entitled to exercise a majority of the voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. If any person(s) other than the Board of Directors calls a special meeting, the request shall:

(a) be in writing;

(b) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(c) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board of Directors, the President or the Secretary of the Corporation.

Section 2.6 Notice of Meetings. Whenever stockholders are required or authorized to take any action at a meeting, a written notice of such meeting shall be given. Such written notice must be signed by the Corporation’s President, a Vice President, the Secretary, an Assistant Secretary or by such other natural person or persons as the Bylaws may prescribe or permit, or as the Board of Directors may designate. In addition, such written notice shall include the following:

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(a) the purpose or purposes for which the meeting is called;

(b) the time when the meeting will be held;

(c) the place where the meeting will be held; and

(d) if participation by means of telephone conference or similar methods of communication is going to be permitted for such meeting, the notice shall include a statement to that effect, including instructions as to how a stockholder may so participate.

Such written notice shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting. Such written notice shall be delivered in accordance with NRS 78.370 and Article V below.

Section 2.7 Limitation on Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8 Quorum. Stockholders of the Corporation holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.9 Voting Required for Action. When a quorum is present at any meeting, the stockholders holding a majority of the voting power of the Corporation present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, these Bylaws, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for directors shall be in accordance with Section 2.3 above.

Except as may be otherwise provided in the Corporation’s Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder that has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by Nevada law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in Section 5.2 below); provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

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Section 2.10 Proxies. Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with NRS 78.1955, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but, pursuant to NRS 78.355, no proxy shall be valid after the expiration of six months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven years from the date of its execution.

Section 2.11 Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Unless otherwise prohibited by the NRS, an electronic transmission (as defined in Section 5.2 below) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section; provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board of Directors shall have instructed the officers of the Corporation (the “Officers”) to solicit the vote or written consent of the stockholders of the Corporation, unless otherwise prohibited by the NRS, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designated by the Secretary or the President. The Secretary or the President of the Corporation or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

Section 2.12 Closing of Transfer Books/Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, not more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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Section 2.13 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of the shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE III
DIRECTORS

Section 3.1 Management of Business. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2 Number; Election. The number of Directors that shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors, unless the Articles of Incorporation fix the number; provided, however, that the number of Directors shall be at least one (1) and no more than nine (9). The Directors shall either be elected by written consent in accordance with Section 2.11 above and NRS 78.320, or at the annual meeting of the stockholders, except as provided in Sections 3.3 and 3.4 below. Each Director so elected shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal. Directors need not be stockholders, unless required by the Articles of Incorporation or these Bylaws. If, for any reason, Directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

Section 3.3 Resignation and Vacancies. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the Director failing to receive a specified vote for reelection as a Director may provide that it is irrevocable.

Unless otherwise provided in the Articles of Incorporation, the Bylaws or the NRS, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

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Unless otherwise provided in the Articles of Incorporation or these Bylaws:

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any Officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws for the sole purpose of electing Directors.

If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), a court of competent jurisdiction sitting in the State of Nevada may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the voting stock at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid.

A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office and until such Director’s successor is elected and qualified, or until such Director’s earlier death, resignation or removal.

Section 3.4 Removal by Stockholders. Any Director or one or more of the incumbent Directors of the Corporation may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, in which event the vacancy or vacancies so created shall be filled in accordance with Section 3.3.

Section 3.5 Meetings. The Board of Directors may hold meetings, both regular and special, at such locations, either within or without the State of Nevada, as the Board of Directors may determine its sole discretion.

Section 3.6 Annual and Regular Meetings. The first meeting of each newly-elected Board of Directors may be held immediately following, and at the time and place as, the annual meeting of stockholders or, if not so held, at such time and place as shall be fixed by such newly-elected Board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board of Directors.

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Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called at any time by either (a) the Chairperson of the Board of Directors, (b) the President, (c) the Secretary or (d) any two (2) directors, in each case, on twenty-four (24) hours’ notice to each Director. Such notice of the time and place of any special meeting shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by U.S. first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

in each case, directed to each Director at such Director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (x) delivered personally by hand, by courier or by telephone, (y) sent by facsimile or (z) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the Director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

Section 3.8 Quorum and Voting. A majority of the Directors then in office, at a meeting duly assembled, shall constitute a quorum of the Board of Directors for the transaction of business, and the act of the Directors constituting a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the Articles of Incorporation provide that one or more Directors shall have more or less than one vote per Director on any matter, every reference in these Bylaws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of the Directors.

Section 3.9 Consent Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed or approved by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 3.10 Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in such meeting by such means constitutes presence in person at such meeting.

Section 3.11 Committees; Subcommittees. Unless otherwise provided in the Articles of Incorporation, the Board of Directors, by resolution or as set forth in these Bylaws, may designate one or more committees, which, to the extent provided in such resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Each committee must include at least one (1) Director. Subject to the preceding sentence, and unless the Articles of Incorporation or these Bylaws otherwise provide, the Board of Directors may appoint natural persons who are not Directors to serve on any committee. Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by statute to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board of Directors; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws, the Articles of Incorporation and NRS 78.125.

Any provision in the Articles of Incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Articles of Incorporation or these Bylaws.

Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolution(s) of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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Section 3.12 Compensation. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors shall have the authority to determine and fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as the Board of Directors may determine from time to time by resolution. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
OFFICERS

Section 4.1 General. The Officers shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Executive or Assistant Vice Presidents), one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem necessary. Two or more offices may be held by the same person.

Section 4.2 Appointment, Resignation and Removal. The Board of Directors shall appoint the Officers who shall hold office at the pleasure of the Board of Directors. No Officer need be a member of the Board of Directors.

Any Officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in this Article IV.

Section 4.3 Subordinate Officers. The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the Corporation may require. Each of such Officers and agents shall hold office for such period, have such authority and person such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

Section 4.4 Compensation. The salaries and other compensation of all Officers shall be fixed by the Board of Directors unless otherwise agreed in writing.

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Section 4.5 Duties of President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall vote or execute, in the name of the Corporation, proxies for any securities pursuant to which the Corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 4.6 Duties of Chairperson of the Board. The Chairperson of the Board, if and when elected by the Board of Directors, will preside at all meetings of the Board of Directors and of the stockholders, and will perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.7 Duties of Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents, in the order or seniority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

Section 4.8 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors (unless otherwise determined by the Board of Directors) and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

Section 4.9 Duties of Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

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Section 4.10 Duties of Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or at any time when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer is authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control, belonging to the Corporation. The Treasurer shall also perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

Section 4.11 Duties of Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time. The Assistant Treasurer is also authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws.

ARTICLE V
NOTICES

Section 5.1 General. Except as otherwise provided by the Articles of Incorporation or these Bylaws, any notice or other communication may be given or sent by any method of delivery permitted by Nevada law. Notice to Directors may be given by facsimile or by other form of electronic transmission, including electronic mail, to an address as it appears on the Corporation’s records if (i) the sending of notice by such other media may be verified or confirmed; and (ii) contains or is accompanied by information from which the recipient can determine the date of the transmission. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.2 Notice to Stockholders by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the stockholder is unable to receive by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

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(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

An “electronic transmission” means any form or process of communication not directly involving the physical transmission of paper or another tangible medium that (i) is suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice unless the sender and recipient have consented in writing to the use of the form of electronic transmission that cannot be directly reproduced in paper form, but is otherwise retrievable in perceivable form.

Section 5.3 Effectiveness of Notice. Except as otherwise provided by the NRS or applicable federal law, any notice or other communication, if in a comprehensible form, is effective at the earliest of the following:

(a) If in physical form, when it is left at the stockholder’s address as it appears on the Corporation’s records, or the Director’s residence or usual place of business;

(b) If mailed by U.S. mail postage prepaid and correctly addressed to a stockholder, upon deposit in the U.S. mail;

(c) If mailed by U.S. mail postage prepaid and correctly addressed to a Director, upon deposit in the U.S. mail, the earliest of: (i) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee; or (ii) five (5) days after it is deposited in the U.S. mail; and

(d) if an electronic transmission, unless otherwise agreed between the Corporation and a Director or stockholder, when: (i) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions or information of the type sent; and (ii) it is in a form ordinarily capable of being processed by that system.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.4 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given under the provisions of the NRS, the Articles of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other document, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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Section 5.5 Waiver of Notice. Whenever any notice is required to be given under the provisions of the NRS, the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever all persons entitled to vote at any meeting, whether of Directors or stockholders, consent, either by:

(a) a writing on the records of the meeting or filed with the Secretary or an Assistant Secretary of the Corporation;

(b) presence at such meeting and oral consent entered on the minutes; or

(c) taking part in the deliberations at such meeting without objection,

then the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS

Section 6.1 Indemnity for Claims Not in the Name of Corporation. The Corporation must indemnify, to the maximum extent permitted by Nevada law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), except an action by or in the right of the Corporation (which is governed by Section 6.2 below), by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Notwithstanding the foregoing, no indemnification shall be required if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a Director or Officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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Section 6.2 Indemnity for Claims in the Name of Corporation. The Corporation must indemnify, to the maximum extent permitted by Nevada law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit unless it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a Director or Officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138; provided, however, that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 6.3 Indemnification of Employees and Agents. To the extent determined by the Board of Directors in its sole discretion and as otherwise authorized or required under Nevada law, the Articles of Incorporation and these Bylaws, the Corporation shall have the power (but not the obligation) to indemnify its employees and agents to the extent not prohibited by the NRS or other applicable law. The Board of Directors shall have the power to delegate to such person or persons it deems appropriate the determination of whether employees or agents shall be indemnified.

Section 6.4 Success on Merits. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or in connection with such defense.

Section 6.5 Advancement of Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI and/or Nevada law.

Section 6.6 Limitation on Indemnification. Subject to the requirements in Section 6.4 and Nevada law, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

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(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its Directors, Officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law or (iii) otherwise required by applicable law; or

(e) if prohibited by applicable law.

Section 6.7 Indemnity Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, written agreement, vote of stockholders or Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.8 Insurance Indemnification. The Corporation shall have the power, to the extent determined by the Board of Directors, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI. No financial arrangement made pursuant to this Section 6.8 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

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Section 6.9 Conflicts. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (a) that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.10 Right to Bring Suit. If a claim under this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the NRS for the Corporation to indemnify the claimant for the claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

Section 6.11 Indemnity Agreements. The Board of Directors is authorized to enter into a written contract with any Director, Officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by Nevada law, greater than, those provided for in this Article VI.

Section 6.12 Survival. The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a Director, Officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.13 Repeal or Modification. Any amendment, repeal or modification of this Article VI shall be prospective only, and shall not adversely affect any indemnification or limitations on the personal liability of a Director or an Officer of the Corporation for acts or omissions prior to such repeal or modification. Further, neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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ARTICLE VII
CERTIFICATES OF STOCK

Section 7.1 Certificates. Unless the Board of Directors authorizes the issuance of uncertificated shares of some or all of the shares of any or all if the Corporation’s classes or series of stock as permitted under NRS 78.235(4), every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President and either (a) the Treasurer or an Assistant Treasurer or (b) the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. When such certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the Corporation and registrar, the signature of any such President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any Officer or Officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such Officer or Officers of the Corporation.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to these Bylaws or applicable law a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

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Section 7.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond or other security sufficient (as determined by the Corporation) to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4 Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 Dividends. Subject to any restrictions contained in the Articles of Incorporation or applicable law, the Board of Directors may declare and pay dividends upon the capital stock of the Corporation out of funds legally available therefor at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation subject to the provisions of the Articles of Incorporation.

Section 8.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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Section 8.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.5 Seal. The Corporation may, but is not required to, adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors. The Corporation may use such corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

Section 8.6 Captions. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 8.7 Interpretations. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

Section 8.8 Seniority. Nevada law and the Articles of Incorporation (in that order of precedence) will and in all respects be considered senior and superior to these Bylaws, with any inconsistency or conflict to be resolved in favor of Nevada law and such Articles of Incorporation (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any inconsistency which may then exist.

Section 8.9 Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour, as the case may be.

ARTICLE IX
ANTI-TAKEOVER STATUTES

Section 9.1 Acquisition of Controlling Interest. Unless the Articles of Incorporation expressly provide to the contrary, the provisions of Nevada law pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, do not and shall not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Section 9.2 Combinations with Interested Stockholders. Unless the Articles of Incorporation expressly provide to the contrary, it is the express intention of the Corporation not to be governed by the provisions of Nevada law pertaining to the restrictions on business combinations with interested stockholders (currently set forth in NRS 78.411 to 78.444, inclusive), as the same now exists or may hereafter be amended or supplemented.

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ARTICLE X
AMENDMENTS

Section 10.1 Amendments. Except as otherwise restricted in the Articles of Incorporation or these Bylaws, any provision of these Bylaws may be altered, amended or repealed by the Board of Directors. Except as otherwise restricted in the Articles of Incorporation, these Bylaws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of the Corporation entitled to vote on such matter. Except as otherwise provided in the Articles of Incorporation, the stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Any amendment of the Bylaws adopted by the stockholders that specifies the votes that shall be necessary for the election of Directors shall not be further amended or repealed by the Board of Directors, unless authorized by the vote of stockholders or by the Articles of Incorporation then in effect.

* * * * *

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SECRETARY’S CERTIFICATE

The undersigned duly appointed Secretary of the Corporation does hereby certify that the foregoing Bylaws were adopted by the Board of Directors of the Corporation and are effective as of the 7th day of October, 2021.

s/ Larson Elmore
Larson Elmore, Secretary

[Secretary’s Certificate to Bylaws – The Healing Company Inc.]

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